Exhibit 24


                            SPECIAL POWER OF ATTORNEY

     The undersigned constitute and appoint Richard D. Mangiarelli their true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Form S-8 Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the U.S. Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature                                 Title                         Date

/s/ Richard D. Mangiarelli   President, Chief Executive Officer,   July 12, 2002
    Richard D. Mangiarelli   Secretary, and Director

/s/ John Jordan              Director                              July 12, 2002
    John Jordanl

/s/ Paul Ferandell           Director                              July 12, 2002
    Paul Ferandell

/s/ Richard Schmidt          Treasurer, Chief Financial Officer,   July 12, 2002
    Richard Schmidt          and Director

/s/ Bruce Caldwell           Director                              July 12, 2002
    Bruce Caldwell